Exhibit 99.1
October 11, 2005
Travis Baugh
President & CEO
MicroMed Cardiovascular, Inc.
8965 Interchange Drive
Houston, Texas 77056
Dear Travis:
In the Employment and Separation Agreement effective as of January 17, 2005, I agreed to voluntarily resign as Chairman of the Board of MicroMed Technology effective October 11, 2005. In accordance with that agreement, I hereby resign as a Director and Chairman of the Board of Directors of MicroMed Technology, Inc. I also hereby resign as a Director of MicroMed Cardiovascular, Inc.
Both resignations are effective as of this date.
Sincerely,
/s/ Dallas Anderson
Dallas W. Anderson